Exhibit 10.6

                                                                  EXECUTION COPY

                     FORBEARANCE AND DEBT PAYMENT AGREEMENT

          This FORBEARANCE AND DEBT PAYMENT AGREEMENT (this "Agreement") is entered into as of the ____ day of December, 2006, by and between Eastech Electronics (Taiwan) Inc. ("Eastech") and SOYO Group, Inc. ("Soyo)").

                                    RECITALS
                                    --------

     A. Soyo is indebted to Eastech for goods purchased pursuant to purchase orders and related documents (as amended and modified from time to time prior to the date hereof, the "Documents"). As of the date of this Agreement, the indebtedness is in the amount of US $3,785,280.28 (the "Indebtedness"). The Indebtedness to Eastech is unsecured and is not evidenced by an instrument.

     B. The Indebtedness was due in full prior to the date hereof and was not paid when due.

     C. Soyo and Eastech are parties to that certain Confidentiality and Non-Disclosure Agreement dated as of August 28, 2006 (the "NDA"), which is in full force and effect.

     D. Soyo has requested that Eastech agree to accept payments on account of the Indebtedness on the terms set forth in this Agreement and the Promissory Note, which payments Soyo would make in the ordinary course of its business. Eastech is willing to enter into such an agreement, on the terms and conditions set forth in this Agreement.

     E. Soyo desires to obtain Eastech's agreement to forbear from the enforcement of remedies by reason of the Existing Defaults to enable Soyo to operate its business in the ordinary course until the Maturity Date, and Eastech is willing to agree to forbear, on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.        Definitions

                    Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given to them in the Promissory Note (as defined below).

          a. "Additional Expenses" shall have the meaning given to such term in section 11.d below.

          b. "Corion" shall mean Corion Industrial Corp., USA, or any parent, subsidiary or affiliate thereof.

          c.        "Documents" shall have the meaning in Recital A above.


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          d.        "Existing  Defaults"  shall mean  Soyo's  failure to pay the
                    Indebtedness when due.

          e. "Event of Default" shall have the meaning in section 9 below.

          f. "Forbearance Termination Event" shall mean (i) the occurrence of any Event of Default under this Agreement,
                    (ii) Soyo shall make any payment to Corion on account of Soyo's indebtedness to Corion outstanding as of the date hereof in excess of Fifty Thousand Dollars ($50,000) per week on account of the principal amount of such debt or make any payment to Corion on account of interest on such debt, prior to the satisfaction of the Indebtedness to Eastech,
                    (iii) Nancy Chu or Ming Chok, or any person or entity owned or controlled by Nancy Chu or Ming Chok, and which person or entity is an equity holder of Soyo, shall, collectively, in one or a series of related transactions, sell or transfer title to, or beneficial ownership or control of, voting stock of Soyo which represents, in the aggregate, twenty percent (20%) or more of the combined voting power of all voting stock of Soyo, to any person or any two or more persons acting in concert, (iv) the sale of all or substantially all of the assets constituting the operating business of Soyo, or (v) Soyo commences or proposes to commence any bankruptcy, reorganization, arrangement or adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding under any federal, state or other law for the relief of debtors (an
                    "Insolvency   Proceeding"),   Soyo   fails  to  obtain   the
                    dismissal, within sixty (60) days after the commencement thereof, of any Insolvency Proceeding instituted by one or more third parties, fails actively to oppose any such Insolvency Proceeding, or, in any such Insolvency
                    Proceeding, defaults or files an answer admitting the material allegations upon which such Insolvency Proceeding was based or alleges its willingness to have an order for relief entered or any receiver, trustee or custodian is appointed to take possession of all or any substantial portion of the assets of Soyo.

          g. "Indemnified Liabilities" shall have the meaning given to such term in section 11.e below.

          h.        "Indemnitees"  shall have the meaning  given to such term in section 11.e below.

          i. "Insolvency Proceeding" shall have the meaning given to such term in section 1.f above.

          j.        "Maturity Date" means noon (Pacific Time) October 1, 2008.

          k. "NDA" shall have the meaning given to such term in Recital C above.

          l. "Promissory Note" shall have the meaning given to such term in section 3.a(2) below.


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

          m.        "Releasees"  shall  have the  meaning  given to such term in section 9 hereof.

          n.        "Releasors"  shall  have the  meaning  given to such term in section 9 hereof.

          o. "Representatives" shall have the meaning given to such term in section 7.d hereof.

          p.        "Soyo's  Claims"  has the  meaning  given  to  such  term in section 9 hereof.

          q. "Soyo's Obligations" means all obligations of Soyo under the Documents or related to the sale of goods, or this Agreement or the Promissory Note, other than the obligation to pay the Indebtedness.

          r. "Termination Date" means the earlier to occur of (i) the occurrence of a Forbearance Termination Event, and (ii) the Maturity Date.

     2.        Agreement to Forbear

          a. Eastech agrees to forbear from exercising any right or remedy available to it with respect to the collection of the Indebtedness solely by reason of the existence and continuation of the Existing Defaults until the Termination Date. Effective as of the Termination Date, Eastech's agreement to forbear from exercising any rights or remedies by reason of the Existing Defaults shall automatically expire and be of no further force or effect.

          b. Nothing in this section 2 shall be construed to be a waiver of the Existing Defaults. The Existing Defaults shall continue in existence subject only to Eastech's agreement, as set forth in this Agreement, not to enforce rights or remedies based upon such Existing Defaults prior to the Termination Date.

          c. Eastech expressly reserves all of its rights and remedies with respect to collection of the Indebtedness and applicable law, except as expressly limited herein. Nothing in this Agreement shall prejudice or limit Eastech's rights and remedies in the event any default or Event of Default occurs under the Promissory Note or this Agreement.

          d. From and after the Termination Date, Eastech shall be entitled to enforce the Indebtedness, and all rights and remedies with respect to such Indebtedness, by reason of the occurrence of any defaults or Events of Default, including the Existing Defaults.

     3.        Conditions to Effectiveness of Agreement

          a. The effectiveness of this Agreement shall be subject to the satisfaction of the following conditions, all in form and


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                    substance reasonably  satisfactory to Eastech, or the waiver of such conditions by Eastech in its sole discretion.

                    (1)       This  Agreement   shall  have  been  executed  and
                              delivered by Soyo and Eastech.

                    (2) Soyo shall have executed and delivered to Eastech a promissory note in the form of Exhibit A attached hereto, with all blanks filled (the "Promissory Note").

                    (3) After giving effect to the transactions contemplated by this Agreement, no Event of Default shall exist with respect to the payment of the Indebtedness or under the Documents, and no event shall have occurred which, with the giving of notice or lapse of time, or both, would become an Event of Default, except for the Existing Defaults.

                    (4) Soyo shall have delivered to Eastech a complete copy of the debt payment agreement between Soyo and Corion, pursuant to which Corion has agreed to accept installment payments on account of the indebtedness Soyo owes to Corion without the payment of interest on a current basis, and the terms of such agreement shall be reasonably satisfactory to Eastech.

                    (5) Soyo shall have obtained a termination statement with respect to all Uniform Commercial Code financing statements or other notices of lien in favor of Corion filed in the office of the California Secretary of State, and shall have filed all such statements and notices in the office of the California Secretary of State to terminate such filings.

                    (6) Soyo shall have delivered to Eastech such other documents, instruments, and approvals and taken such other actions consistent with this Agreement as Eastech may reasonably request in order to fulfill the obligations of Soyo under this Agreement.

     4.        Conditions to Effectiveness of Agreement

          a. The effectiveness of this Agreement shall be subject to the satisfaction of the following condition, in form and substance reasonably satisfactory to Soyo, or the waiver of such condition by Soyo in its sole discretion.

                    (1) Eastech shall provide evidence that Eastech maintains not less than US $20 million of products liability insurance and shall name Soyo as a Certificate Holder.

                    (2) Eastech shall have granted to Soyo a credit in the amount of $330,000, which credit is reflected in the Indebtedness.


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

     5.        Soyo's Representations and Warranties

                    As a material inducement to Eastech to enter into the transactions contemplated hereby, Soyo represents and warrants to Eastech that:

          a. Due Authority This Agreement has been duly authorized, executed and delivered by Soyo, is a legally valid and binding agreement and is enforceable against Soyo in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors rights generally.

          b.        Acknowledgment   of   Indebtedness   The   amount   of   its
                    indebtedness to Eastech under the Documents as of the date hereof is the Indebtedness.

          c. No Defenses Soyo does not have or assert any claims, counterclaims, defenses or rights of setoff whatsoever with respect to the Indebtedness or to any of Soyo's Obligations, and no event has occurred and no condition exists which would constitute an Event of Default hereunder with the giving of notice or lapse of time or both, except the Existing Defaults.

          d. Complete Representations No representation or warranty made by Soyo herein or in any other document delivered to Eastech in furtherance of this Agreement on or before the date hereof contains any materially untrue statement or omits any material fact necessary to make such representation or warranty not misleading.

          e. Discussions with Counsel Soyo has thoroughly discussed with its attorneys, to the full extent that it deems it necessary to do so, all aspects of this Agreement, including the Release granted pursuant to section 8 hereof, has been fully advised by its attorneys as to its rights, understands that it may be waiving significant legal rights or Soyo's Claims, and enters into the Release with a full and complete understanding of its terms.

          f. No Transfer of Soyo's Claims Soyo has not transferred or assigned any interest in any Soyo's Claims which it has or may hereafter have had against the Releasees, or any of them.

     6.        Eastech's Representations and Warranties

                    As  a  material   inducement  to  Soyo  to  enter  into  the
          transactions contemplated hereby, Eastech represents and warrants to Soyo that:

          a. Due Authority This Agreement has been duly authorized, executed and delivered by Eastech, is a legally valid and binding agreement and is enforceable against Eastech in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy,


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

                    insolvency and other similar laws affecting creditors rights generally.

     7.        Covenants by Soyo

                    Soyo covenants and agrees that, so long as any of the Indebtedness remains unpaid:

          a. Confirmation of Obligations Soyo shall pay the Indebtedness as provided herein and in the Promissory Note, and perform each and all of Soyo's Obligations pursuant to the Documents and this Agreement.

          b. Payment of Indebtedness On or before the Maturity Date, Soyo shall pay to Eastech the unpaid balance of the Indebtedness in accordance with the terms of this Agreement and the Promissory Note.

          c. Financial Reporting Soyo shall furnish, or cause to be furnished, the following financial information to Eastech:

                    (1) After the end of each calendar month and concurrently with delivery of such information to the senior lender to Soyo, a copy of all financial information which Soyo is required to deliver to its senior lender pursuant to its agreements with such lender.

                    (2)       As  soon  as  practicable  after  the  end of each
                              calendar quarter and not later than sixty (60) days after the end of each quarter, to the extent the following information has not been disclosed by Soyo in public filings, copies of which Soyo shall send to Eastech: (i) a schedule of aged accounts payable by Soyo, a schedule of aged accounts receivable of Soyo and a listing of all payments made by Soyo in the past 90 days, or a bring-down of payments made by Soyo since the last such schedule delivered by Soyo to Eastech or included in public filings, and (ii), to the extent not included in monthly reports delivered by Soyo to Eastech pursuant to section 7.c (1) hereof or in public filings, a consolidated income statement, a statement of source and application of funds, a statement of shareholder's equity of Soyo for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of Soyo and its consolidated subsidiaries as at the end of such quarterly period, subject to changes resulting from year-end adjustments, all in reasonable detail, satisfactory in scope to Eastech.


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

          d. Access and Cooperation Soyo shall, and shall cause its officers and advisors to, cooperate with Eastech in furnishing information as and when reasonably requested by Eastech regarding Soyo's financial affairs, finances, financial condition, business and operations for the purpose of confirming Soyo's compliance with the terms of this Agreement. In furtherance thereof, Soyo hereby agrees to, upon not less than five (5) business days notice, give Eastech and its Representatives reasonable access during normal business hours to the offices, properties, books and records of Soyo, and to the officers and other appropriate representatives of Soyo as may be necessary, in Soyo's reasonable opinion, to confirm Soyo's compliance with this
                    Agreement, provided that at any time that an Event of Default exists under section 10 of this Agreement, Eastech shall only be required to give Soyo two (2) business days notice of any required access and cooperation hereunder.. Eastech shall, in the exercise of this right, use reasonable efforts to avoid any disruption in the business and operations of Soyo. For purposes of this Agreement, the term "Representatives" shall mean affiliates, officers, employees, accountants, auditors, agents, advisors, consultants and financing sources (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf
                    Eastech).  Eastech  shall,  and  shall  cause  each  of  its employees, accountants, auditors, counsel and other Representatives to, comply in all respects with the NDA.

          e. No liens Soyo will not grant or suffer any lien, claim or encumbrance on any of its assets, or the legal or equitable interest therein, whether such property is now owned or hereafter acquired, or any income, profits or proceeds thereof, while any of the Indebtedness remains outstanding other than (i) the existing lien securing indebtedness in favor of Accord Financial, Inc. or any refinancing of such indebtedness, (ii) liens granted to any lender to secure the repayment of indebtedness for funds borrowed by Soyo after the date hereof in the ordinary course of business, to the extent such new indebtedness is not a refinancing of the Accord Financial, Inc. debt, (iii) purchase money security interests; (iv) liens for taxes or assessments not delinquent or being diligently contested in good faith by appropriate proceedings, (v) liens imposed by law, such as carriers' or mechanic's liens, incurred in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings or (vi) non-purchase money liens in favor of Corion provided that Eastech receives pari passu liens on the same collateral pursuant to the same grant of liens as any lien give to Corion and the liens given to Corion and Eastech have the same perfection and priority.


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

          f. Payments to Corion Soyo will not make any payments to Corion in excess of Fifty Thousand Dollars ($50,000) per calendar week on account of Soyo's indebtedness to Corion outstanding as of the date hereof; Soyo may agree to pay interest to Corion on account of any indebtedness owed by Soyo to Corion as of the date hereof at a rate not in excess of the interest rate accruing on the Indebtedness and may agree to other non-financial terms for the repayment of such indebtedness owed to Corion, provided such terms are no more favorable to Corion than the terms of this Agreement are to Eastech.

     8.        Covenants by Eastech

          a. Honoring of Parts Warranty Eastech shall sell spare parts and replacement parts, including remote controls and motherboards, to Soyo, provided Soyo shall pay the standard amounts Eastech charges for such parts and such payments shall be made by Soyo according to normal payment terms.

          b. Repair of Motherboards at Eastech Eastech will repair the motherboards Soyo returned to Eastech prior to the date of this Agreement and shall ship such motherboards to Soyo in the ordinary course of Eastech's business, provided Soyo shall pay the standard amounts Eastech charges for such repair services and such payments shall be made by Soyo according to normal payment terms.

          c. Satisfaction of Soyo's Obligations In the event Soyo makes all payments when due under the Promissory Note and without default, including, without limitation, the payment in full of the principal amount of the Indebtedness on or prior to the Maturity Date, then Eastech shall (i) accept the payments due under this Agreement and the Promissory Note in full satisfaction of the Indebtedness, (ii) waive and release Soyo of the obligation to pay the interest which accrues on the Indebtedness under the Promissory Note after the date hereof to the extent provided in the Promissory Note, and (iii) return the Promissory Note to Soyo marked "satisfied".

          d. Limitation on Petitioning for Bankruptcy As long as Soyo does not commit an Event of Default under this Agreement, Eastech agrees not to be a petitioning creditor in connection with any organized effort to commence an involuntary bankruptcy case against Soyo.

     9.        Release by Soyo

          a. Soyo on behalf of itself, and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns, and any and all persons and/or entities who may purport to claim by, through, or for, it or them, (collectively, the "Releasors") hereby releases and discharges Eastech and all of its officers, directors, agents, employees, shareholders, predecessors, successors, assigns, attorneys and legal representatives (in their capacity as such) (collectively the "Releasees") and


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

                    each of them, from any and all claims, demands, actions, causes of action, liabilities, costs, crossclaims, rights of setoff or recoupment, expenses and damages of any kind whatsoever, in law or in equity, past, present or future, (" Soyo's Claims") and whether such Claims are known or unknown, suspected or unsuspected, from the beginning of time to the date hereof, including without limitation any Soyo's Claims based upon, related to or arising out of the sale of goods by Eastech or any Releasee to Soyo or any Releasor, or actions or omissions in connection with any such sale, or the relationship between Soyo and Eastech prior to the date hereof, provided that this provision does not release or discharge any claim which Soyo may hereafter have against Eastech (i) pursuant to the terms of the NDA,
                    (ii) under the express terms of this Agreement, or (iii) as a result of a class action commenced against Soyo or a claim asserted by a governmental agency, in either case, based upon, related to or arising out of the sale of goods by Eastech or any Releasee to Soyo or any Releasor, or actions or omissions in connection with any such sale.

          b. TO THE EXTENT THAT SECTION 1542 OF THE CALIFORNIA CIVIL CODE OR SIMILAR PROVISIONS OF OTHER APPLICABLE LAW APPLIES TO THE FOREGOING RELEASE, IT IS THE INTENTION OF SOYO THAT THE FOREGOING RELEASE SHALL BE EFFECTIVE AS A BAR TO ANY AND ALL ACTIONS, DAMAGES, LOSSES, CLAIMS, LIABILITIES AND DEMANDS OF WHATSOEVER CHARACTER, NATURE AND KIND, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, HEREINABOVE SPECIFIED TO BE BARRED. IN FURTHERANCE OF THIS INTENTION, SOYO EXPRESSLY WAIVES ANY AND ALL RIGHTS AND BENEFITS CONFERRED ON SOYO BY THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:

                    "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

     10.       Defaults and Remedies

          The occurrence of any of the following (each an "Event of Default") shall constitute an immediate Event of Default under this Agreement:

          a. Any event or condition, other than any Existing Default, shall have occurred or exist which constitutes a default by Soyo under any of the Documents, this Agreement or the Promissory Note or a breach of any of Soyo's Obligations, including that any required notice shall have been given and any cure period for the avoidance of such default shall have expired. The cure period for any default by Soyo shall, in the absence of a specified period or a specification that there shall be no cure period, be ten (10) calendar days.


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

          b. Any material representation made or reaffirmed by Soyo under this Agreement shall prove to have been false in any material respect at the time such representation was made or reaffirmed.

          c. Soyo commences or proposes to commence any Insolvency Proceeding, Soyo fails to obtain the dismissal, within sixty
                    (60) days after the commencement thereof, of any Insolvency Proceeding instituted by one or more third parties, fails actively to oppose any such Insolvency Proceeding, or, in any such Insolvency Proceeding, defaults or files an answer admitting the material allegations upon which such
                    Insolvency Proceeding was based or alleges its willingness to have an order for relief entered or any receiver, trustee or custodian is appointed to take possession of all or any substantial portion of the assets of Soyo.

          Upon the occurrence of an Event of Default hereunder, (i) Eastech may, at its option, without notice to or demand upon Soyo or any other party, declare immediately due and payable the entire balance of the Indebtedness, together with all accrued and unpaid interest thereon, plus Additional Expenses and any other amounts then owing pursuant to this Agreement, whereupon the same shall be immediately due and payable; provided that upon the occurrence of an Event of Default under clause (c) above, the unpaid amounts of the Indebtedness and all other indebtedness of Soyo to Eastech shall become immediately due and payable without presentment, demand, protest or notice of any kind, and (ii) Eastech's agreement to forbear from enforcing remedies with respect to the Indebtedness pursuant to section 2 hereof shall immediately terminate without notice or demand of any kind.

     11.       Miscellaneous

          a. Parties Benefited No persons or entities other than Soyo and Eastech shall have any rights under this Agreement or any of the Documents, as amended hereby.

          b. Notices Any notice or other communication required or permitted herein shall be in writing or sent by regular mail, hand delivery, overnight delivery, facsimile, portable document file or email, and shall be effective upon receipt in the case of hand delivery, overnight delivery, facsimile, portable document file or email, and three (3) business days after placement into the mails (first class, postage prepaid) addressed as follows:

                    Eastech          Colleen L. Hallam
                                     Vice President, Operations
                                     Eastech Electronics (Taiwan) Inc.
                                     Suite 4 - 481,
                                     1894 Highway 50 East,
                                     Carson City, NV 89701
                                     Email:  colleen.hallam@eastech.com

                    With a copy to:  Michael S. Lurey
                                     Latham & Watkins
                                     633 West Fifth Street, Suite 4000
                                     Los Angeles, CA 90071
                                     Email:  Michael.Lurey@LW.com


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

                    Soyo             Peter Banner
                                     SOYO Group, Inc.,
                                     1420 S. Vintage Ave.
                                     Ontario, CA 91761

                    With a copy to:  Robert E. Braun
                                     Jeffer, Mangels Butler & Marmaro LLP
                                     1900 Avenue of the Stars
                                     Seventh Floor
                                     Los Angeles, CA 90067
                                     Email: RBraun@jmbm.com

          c. Governing Law This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with the domestic internal laws (but not the conflict of laws rules) of the State of California, provided that this Agreement does not constitute a consent to the jurisdiction of any court of, or located in, the State of California, and, by entering into this Agreement, Eastech is not consenting to the jurisdiction of any court of or located in the State of California.

          d. Expenses In the event of an Event of Default hereunder, Soyo shall pay all costs and expenses incurred by Eastech in connection with the collection of the Indebtedness or the enforcement of any of Soyo's Obligations, including without limitation, fees and costs of all financial or other professional advisors and reasonable attorneys' fees and costs incurred by Eastech ("Additional Expenses"). The Additional Expenses shall be payable to Eastech concurrently with the payment of the unpaid balance of the Indebtedness, to the extent such amounts have been determined, and shall be paid to Eastech by Soyo promptly after such amounts are determined if they have not been determined by the date of the final payment of the Indebtedness.

          e.        Indemnity In addition to the payment of expenses pursuant to section 11.d above, Soyo agrees to indemnify, pay and hold Eastech and any holder of the Promissory Note, and the officers, directors, employees, agents, and affiliates of Eastech and such holders (collectively called the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, based upon or arising from any claim, demand or threat made by a third party against Eastech or such Indemnitee in any manner relating to or arising out of this Agreement, or Eastech's agreement herein to forbear from enforcing remedies with respect to the Indebtedness (the "Indemnified Liabilities"),


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

                    provided that this indemnity shall not indemnify Eastech or any Indemnitee from or against claims, demands or threats based upon goods sold by Eastech or any Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this section may be unenforceable because it is violative of any law or public policy, Soyo shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

          f. Effect of Agreement Except to the extent expressly modified by this Agreement, the Documents shall remain in full force and effect in accordance with their original terms and conditions.

          g. Counterparts This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

          h. Amendments and Waivers The provisions of this Agreement, including without limitation, the obligation of Eastech to forbear from enforcing remedies with respect to the Indebtedness, may be amended, modified or waived only by a written instrument executed by the parties to this Agreement.

          i. Delay in Exercise No failure or delay on the part of Eastech in exercising any power, right or remedy under the Documents or this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise of any power, right or remedy preclude any other exercise thereof or the exercise of any other power, right or remedy.

          j. Further Assurances Soyo shall take further actions as are reasonably required and within its powers to carry out its obligations under the Documents, except as amended hereby, and this Agreement.

          k. Time of Essence Time is of the essence of this Agreement and each provision of this Agreement of which time is an element, specifically including the definition of Termination Date.

          l. Successors and Assigns The obligations of the parties under this Agreement may not be assigned without the prior written consent of the other party to this Agreement. This Agreement shall inure to the benefit of and be binding upon any permitted successors or assigns of either party hereto.

          m. Validity of Recitals The parties hereby agree that the representations in the Recitals to this Agreement are true and correct and agree to be bound thereby.

          n. Application of NDA Any Confidential Information (as defined in the NDA) received by Eastech pursuant to this Agreement shall be subject to the terms of the NDA.

          o. Confidentiality The parties agree to maintain the terms of this Agreement in strict confidence and not to disclose the terms hereof to any third parties, except that a party may disclose the terms of this Agreement to any of its Representatives, provided the party binds such Representatives to secrecy with respect to the terms hereof, and except further that a party may disclose the terms of this Agreement to the extent required by public reporting requirements by which such party is bound. Each party will take at least the same degree of care it uses to protect its own proprietary information, but no less than reasonable care under the circumstances.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

Eastech Electronics (Taiwan) Inc. ("Eastech")



By: ______________________________
  Name:
  Title:

SOYO Group, Inc. ("Soyo")



By:  _____________________________
  Name:
  Title:









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